EXHIBIT 99.1

Accuray Appoints Franco N. Palomba as VP, Chief Accounting Officer & Controller

SUNNYVALE, Calif., June 15, 2022 – Accuray Incorporated (NASDAQ: ARAY) announced today that Franco N. Palomba has joined the company as vice president, chief accounting officer & controller. Mr. Palomba will be responsible for the controllership function, including the global accounting organization and associated budgetary and administrative operations, as well as financial and regulatory compliance. He will report to Accuray senior vice president & chief financial officer Ali Pervaiz.

Mr. Palomba is a skilled executive with more than 30 years of accounting and finance expertise, primarily in the radiation therapy industry at Varian Medical Systems, now a part of Siemens Healthineers. Most recently, he served as vice president of finance and controller at Ashvattha Therapeutics where he was responsible for all internal and external resources supporting the successful completion of the company’s first multiyear audit, establishment of an internal finance team and closing of a major company funding initiative. Prior to Ashvattha Therapeutics, Mr. Palomba held various leadership positions at Genomic Health, Inc., acquired by Exact Sciences, Varian, and PricewaterhouseCoopers.

“Franco is a well-rounded executive with the deep strategic and tactical expertise necessary to help advance our global finance organization and drive the growth of our business. Under his guidance his teams have delivered significant value including streamlining processes, reducing debt and increasing income. We look forward to his leadership at this important time in our organization’s evolution,” said Ali Pervaiz, senior vice president & chief financial officer at Accuray.

“The opportunity with Accuray will enable me to re-engage in the radiation therapy industry, an area of particular interest and importance to me. I’ve always been impressed by the innovation behind the organization’s technology and the team’s dedication to improving the lives of patients who would benefit from radiation treatments,” said Franco Palomba, vice president, chief accounting officer & controller at Accuray. “I’m looking forward to partnering with the global team to help accelerate the company’s growth and build shareholder value.”

About Accuray

Accuray is committed to expanding the powerful potential of radiation therapy to improve as many lives as possible. We invent unique, market-changing solutions that are designed to deliver radiation treatments for even the most complex cases—while making commonly treatable cases even easier—to meet the full spectrum of patient needs. We are dedicated to continuous innovation in radiation therapy for oncology, neuro-radiosurgery, and beyond, as we partner with clinicians and administrators, empowering them to help patients get back to their lives, faster. Accuray is headquartered in Sunnyvale, California, with facilities worldwide. To learn more, visit www.accuray.com or follow us on Facebook, LinkedIn, Twitter, and YouTube.

Safe Harbor Statement

Statements made in this press release that are not statements of historical fact are forward-looking statements and are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release relate, but are not limited, expectations related to the company’s growth and building shareholder value. If any of these risks or uncertainties materialize, or if any of the company's assumptions prove incorrect,

EXHIBIT 99.1

actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the effect of the COVID-19 pandemic on the operations of the company and those of its customers and suppliers; disruptions to our supply chain, including increased logistics costs; the company's ability to achieve widespread market acceptance of its products, including new product and software offerings; the company’s ability to develop new products or enhance existing products to meet customers’ needs and compete favorably in the market, the company’s ability to realize the expected benefits of the China joint venture and other partnerships; risks inherent in international operations; the company's ability to effectively manage its growth; the company's ability to maintain or increase its gross margins on product sales and services; delays in regulatory approvals or the development or release of new offerings; the company's ability to meet the covenants under its credit facilities; the company's ability to convert backlog to revenue; and such other risks identified under the heading "Risk Factors" in the company's Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (the "SEC") on April 29, 2022 and as updated periodically with the company's other filings with the SEC.

Forward-looking statements speak only as of the date the statements are made and are based on information available to the company at the time those statements are made and/or management's good faith belief as of that time with respect to future events. The company assumes no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. Accordingly, investors should not put undue reliance on any forward-looking statements.

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Media Contact

Beth Kaplan

Accuray

+1 (408) 789-4426

bkaplan@accuray.com

Investor Contact

Aman Patel, CFA

Investor Relations, ICR-Westwicke

+1 (443) 450-4191

aman.patel@westwicke.com